Exhibit 10.18

AMENDMENT No. 3 TO

AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 3 to Amended and Restated Development and License Agreement (“Amendment No. 3”) is made as of this 26 th day of July, 2017 (the “Amendment No. 3 Effective Date”) by and between Intellikine LLC, a limited liability company organized and existing under the laws of the State of Delaware and successor to Intellikine, Inc. (“Intellikine”), and Infinity Pharmaceuticals, Inc., a company organized and existing under the laws of the State of Delaware (“Infinity”). Intellikine and Infinity are each referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, Intellikine and Infinity are parties to the Amended and Restated Development and License Agreement, effective as of December 24, 2012, as amended on July 29, 2014 and on September 27, 2016 (the “Agreement”);

WHEREAS, the Parties wish to terminate Infinity’s obligations to pay Royalties with respect to PI3K-Gamma Product(s) (as defined below);

WHEREAS, the Parties wish to amend the Agreement, in accordance with Section 18.8 thereof, as set forth below;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.	Definitions.

1.1 “PI3K-Gamma Product” means a Product which is, or which contains or comprises, the compound known as IPI-549 or a compound with PI3Kg/PI3Kd IC50 ratio that is < 0.10 and a PI3Kg/PI3Ka ratio that is < 0.10 (or any of the various chemical forms of any of the foregoing compounds, including acids, bases, salts, metabolites, esters, isomers, enantiomers, pro-drug forms, hydrates, solvates, polymorphs and degradants thereof in crystal, powder or other form). For purposes of this definition, IC50 values shall be determined using the Promega assay as described in Exhibits 4 and 4-A of the Agreement

1.2	All terms used, but not defined, in this Amendment No. 3 shall have the meaning set forth in the Agreement.

2.

Royalty Termination Consideration. In consideration for the termination of Infinity’s obligation to pay Royalties with respect to the PI3K-Gamma Product(s) as described herein, Infinity shall execute the convertible promissory note attached hereto as Exhibit A (the “Promissory Note” ) concurrently with the execution of this Amendment No. 3.

3.

Royalty Termination. Effective upon Infinity’s execution of the Promissory Note, Infinity’s obligation to pay Royalties with respect to PI3K-Gamma Product(s) shall terminate. Notwithstanding the foregoing, (a) the Royalty Term(s) for Royalty-Bearing Product(s) will, for the avoidance of doubt, continue, on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, except for Infinity’s obligation to pay Royalties with respect to (i) the PI3K-Gamma Product(s) and (ii) the IPI-145 Product(s) in oncology, (b) the PI3K-Gamma Product(s) and the IPI-145 Product(s) will continue to constitute a Royalty-Bearing Product(s), as defined in Article 1 of the Agreement, and for all other purposes in the Agreement, except for Infinity’s obligation to pay Royalties with respect to (i) PI3K-Gamma Product(s) and (ii) the IPI-145 Product(s) in oncology, and (c) the provisions of Section 9.2(b) shall continue to apply to PI3K-Gamma Product(s) and the IPI-145 Product(s) on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis.

4.

Press Release. In the event that either Party wishes to issue a press release or other public statement relating to the terms and conditions of this Amendment No. 3, it shall comply with the obligations set forth in Section 13.2 of the Agreement with respect thereto.

5.

Entire Agreement/Amendments. Except as amended by this Amendment No. 3, the Agreement, and the Parties’ respective rights and obligations thereunder, shall remain in full force and effect. After the Amendment No. 3 Effective Date, every reference in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment.

6.

Counterparts. This Amendment No. 3 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe TM Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment No. 3 to be executed by their duly authorized representatives

SIGNED for and on behalf of	)	/s/ Christophe Bianchi
INTELLIKINE LLC	)	Christophe Bianchi
	)	President of Intellikine LLC and Millennium Pharmaceuticals, Inc.

SIGNED for and on behalf of	)	/s/ Adelene Q. Perkins
INFINITY PHARMACEUTICALS, INC.	)	Adelene Q. Perkins
	)	Chief Executive Officer

Exhibit A

Promissory Note